Exhibit 99:3 CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

	June 30	March 31	June 30
	2001	2001	2000
Assets:
Cash and due from banks	$134,918	$49,842	$100,999
Federal funds sold and resale agreements	39,770	247,676	10,000
Interest-bearing deposits at other banks	62,050	492,390	78,226
Cash and cash equivalents	236,738	789,908	189,225
Securities available for sale	2,554,967	2,112,180	1,507,770
Consumer loans	16,326,617	15,571,754	11,382,780
Less: Allowance for loan losses	(647,000)	(597,000)	(407,000)
Net loans	15,679,617	14,974,754	10,975,780
Premises and equipment, net	729,525	709,207	545,262
Interest receivable	79,089	108,944	51,799
Accounts receivable from securitizations	1,708,055	1,492,818	1,302,424
Other	672,338	614,194	554,631
Total assets	$21,660,329	$20,802,005	$15,126,891

Liabilities:
Interest-bearing deposits	$10,029,736	$9,390,524	$5,288,927
Other borrowings	2,320,734	1,845,509	2,773,050
Senior notes	4,757,481	5,040,761	4,176,394
Interest payable	151,429	135,863	96,493
Other	1,659,412	1,940,103	1,146,451
Total liabilities	18,918,792	18,352,760	13,481,315

Stockholders' Equity:
Common stock	2,118	2,086	1,997
Paid-in capital, net	1,089,582	974,503	578,915
Retained earnings and cumulative other comprehensive income	1,695,468	1,519,855	1,197,370
Less: Treasury stock, at cost	(45,631)	(47,199)	(132,706)
Total stockholders' equity	2,741,537	2,449,245	1,645,576
Total liabilities and stockholders' equity	$21,660,329	$20,802,005	$15,126,891